Exhibit 99.1
------------


                              Yukon Territory
                                                                    N.W.T


                                     Hwy. 37            Hwy. 97


                        Alaska-
                        U.S.A.                                          ^
                                                                        |
                                                                        |
              Property --->  *                B R I T I S H             N
                                                                        |
                  Stewart  o                 C O L U M B I A            |
                                                                        }

                      o  Prince
                         Rupert


                                                Hwy. 16

                                                              o  Prince
                                                                 George


P a c i f i c
O c e a n                                                               Alberta



        Vancouver                       Hwy. 1
          Island
                                                  o  Kelowna
                          o  Vancouver


                    o  Victoria         Washington - U.S.A

                                              ---------------------------------
                                              |     FORTUNE PARTNERS, INC.    |
                                              | ----------------------------- |
                                              |  TETRAHEDRITE SILVER PROPERTY,|
                                              |   STEWART, B.C., SKEENA M.D.  |
                                              | ------------------------------|
                                              |          LOCATION MAP         |
                                              | ------------------------------|
                                              |RPM Mapping Date:  October 2004|
                                              |    and     -------------------|
           SCALE BAR                          |  Computer  NTS No.:  104A/5W  |
 100    0    100    200   300                 | Services   -------------------|
   =========================                  |   Ltd.     Figure:   1        |
          KILOMETERS                          ---------------------------------

            438 000 E            440 000 E            442 000 E
                                                                       1800 m

                                                                      1600 m

      Staked                                                        1400 m
                                                RUY Claims
                                                 (TEUTON)          1200 m
6 253 000 N
--------------------------------------------------------------------------------
                                                                   1000 m

                                                                     800 m

      Staked

                                         Tetrahedrite 1                       ^
                                                                        600 m |
                                                                              |
6 251 000 N             Tetrahedrite 4                                        N
------------------------------------------------------------------------------|-
                                                       BOW Claims             |
                                                        (TEUTON)              |
                                    Lake                                      }
                                                                        1 km
                                                                     =========
      Staked            Tetrahedrite 3
                                         Tetrahedrite 2
                                                          600 m

6 249 000 N
--------------------------------------------------------------------------------
                                                     800 m

                                                   1000 m


                                                   1200 m

                                       -----------------------------------------
                                       |          FORTUNE PARTNERS INC.        |
                                       |---------------------------------------|
                                       |                                       |
                                       |        Tetrahedrite 1-4 Claims        |
                                       |                                       |
                                       |        Skeena Mining Division         |
                                       |   (NTS: 104 05A, 104B 040, 104B 050   |
                                       |---------------------------------------|
                                       |      Fig. 2       Claim Location Map  |
                                       |                                       |
                                       |To Accompany Report                    |
                                       |By E. Kruchkowski, P. Geol.   Date:    |
                                       |---------------------------------------|